UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

The following is a summary of certain additional material federal income tax considerations that holders of the securities of Summit Hotel Properties, Inc. (“we” or “our”) may consider relevant in connection with the purchase, ownership and disposition of such securities. This summary supplements and should be read together with the section entitled “Material Federal Income Tax Considerations” in our base prospectus dated June 20, 2016, which forms a part of and is included in our registration statement on Form S-3 (No. 333-212118). This summary supersedes our prior descriptions of material federal income tax considerations that holders of our securities may consider relevant in connection with the purchase, ownership and disposition of such securities to the extent that the prior descriptions are inconsistent with the description contained in this Current Report on Form 8-K.

Additional Material Federal Income Tax Considerations

Recent Legislation

The recently passed Tax Cuts and Jobs Act (“TCJA”) made many significant changes to the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders, and may lessen the relative competitive advantage of operating as a REIT rather than as a C corporation. Pursuant to this legislation, as of January 1, 2018, (1) the federal income tax rate applicable to corporations is reduced to 21%, (2) the highest marginal individual income tax rate is reduced to 37% (through taxable years ending in 2025), (3) the corporate alternative minimum tax is repealed, and (4) the backup withholding rate for U.S. stockholders is reduced to 24%. In addition, individuals, estates and trusts may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations. For taxpayers qualifying for the full deduction, the effective maximum tax rate on ordinary REIT dividends would be 29.6% (through taxable years ending in 2025). The maximum rate of withholding with respect to our distributions to non-U.S. stockholders that are treated as attributable to gains from the sale or exchange of U.S. real property interests is also reduced from 35% to 21%. The deduction of net interest expense is limited for all businesses; provided that certain businesses, including real estate businesses, may elect not to be subject to such limitations and instead to depreciate their real property related assets over longer depreciable lives. To the extent that Summit TRS or any other TRS we form has interest expense that exceeds its interest income, the net interest expense limitation could potentially apply to such TRS. The reduced corporate tax rate will apply to Summit TRS and any other TRS we form.

We urge you to consult your tax advisors regarding the impact of this legislation on the purchase, ownership and sale of our stock.

Distribution Requirements

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. We have no current intention to make a taxable dividend payable in our stock.

Taxation of Non-U.S. Stockholders — Qualified Shareholders and Qualified Foreign Pension Funds

REIT distributions received by a “qualified shareholder” or a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)
Date: February 22, 2018

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Executive Vice President, General Counsel,
Chief Risk Officer and Secretary